As filed with the Securities and Exchange Commission on October 19, 2018

Registration No. 333-103710

Registration No. 333-130564

Registration No. 333-194199

Registration No. 333-198562

Registration No. 333-206302

Registration No. 333-212962

Registration No. 333-219224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-103710

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-130564

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-194199

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-198562

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-206302

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-212962

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3D REGISTRATION STATEMENT NO. 333-219224

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER OPERATING, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1493906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Thomas E. Long Chief Financial Officer Energy Transfer Operating, L.P. 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	Lande A. Spottswood Stephen M. Gill Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 and Form S-3D (collectively, the “Registration Statements”), filed by Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), filed with the Securities and Exchange Commission:

•

Registration Statement No. 333-103710 on Form S-3, filed on March 10, 2003, registering an indeterminate number of common units representing limited partner interests (the “Common Units”) of ETP (f/k/a Sunoco Logistics Partners L.P.), debt securities of Sunoco Logistics Partners Operations, L.P. (“SLPO”) and guarantees of such debt securities by ETP that may be issued from time to time up to $500,000,000 in aggregate offering price;

•

Registration Statement No. 333-130564 on Form S-3, filed on December 21, 2005, registering an indeterminate number of Common Units of ETP, debt securities of SLPO and guarantees of such debt securities by ETP that may be issued from time to time up to $500,000,000 in aggregate offering price in its primary offering and 5,000,000 Common Units of ETP that may be issued from time to time up to $193,400,000 in aggregate offering price, as amended by Post-Effective Amendment No. 1 thereto, filed on April 7, 2006;

•

Registration Statement No. 333-194199 on Form S-3, filed on February 27, 2014, registering an indeterminate number of Common Units of ETP that may be issued from time to time up to $250,000,000 in aggregate offering price;

•

Registration Statement No. 333-198562 on Form S-3, filed on September 3, 2014, registering an indeterminate number of Common Units of ETP that may be issued from time to time up to $1,000,000,000 in aggregate offering price;

•

Registration Statement No. 333-206302 on Form S-3, filed on August 11, 2015, registering an indeterminate number of Common Units of ETP that may be issued from time to time up to $1,000,000,000 in aggregate offering price;

•

Registration Statement No. 333-212962 on Form S-3, filed on August 5, 2016, registering an indeterminate number of Common Units of ETP that may be issued from time to time up to $1,000,000,000 in aggregate offering price, as amended by Post-Effective Amendment No. 1 thereto, filed on October 18, 2016; and

•	Registration Statement No. 333-219224 on Form S-3D, filed on July 10, 2017, registering 30,000,000 Common Units of ETP in connection with ETP’s Distribution Reinvestment Plan.

On October 18, 2018, the common unitholders of ETP approved the Agreement and Plan of Merger, dated as of August 1, 2018 (the “Merger Agreement”), by and among ETP, Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), LE GP, LLC, a Delaware limited liability company and the general partner of ETE, Streamline Merger Sub, LLC, a Delaware limited liability company and a newly formed, wholly owned subsidiary of ETE (“Merger Sub”) and Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into ETP, with ETP continuing as the surviving entity and a subsidiary of ETE (the “Merger”). Each outstanding common unit representing a limited partner interest of ETP was converted into the right to receive 1.28 common units representing limited partner interests of ETE. In connection with the Merger, on October 18, 2018, ETP filed a Certificate of Merger with a future effective date of October 19, 2018 with the Secretary of State of the State of Delaware to effect the Merger and amend the Certificate of Limited Partnership of ETP to change ETP’s name to “Energy Transfer Operating, L.P.”

In connection with the anticipated completion of the transactions contemplated by the Merger Agreement, ETP has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by ETP in the Registration Statements to remove from registrations, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, ETP hereby removes from registration all of such securities of ETP registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 19th day of October, 2018.

ENERGY TRANSFER OPERATING, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements has been signed by the following persons in their capacities indicated, which are with Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Operating, L.P., on the dates indicated:

Signature	Title	Date

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 19, 2018

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer)	October 19, 2018

/s/ A. Troy Sturrock A. Troy Sturrock	Senior Vice President and Controller (Principal Accounting Officer)	October 19, 2018

/s/ Matthew S. Ramsey Matthew S. Ramsey	President, Chief Operating Officer and Director	October 19, 2018

/s/ Marshall S. McCrea, III Marshall S. McCrea, III	Chief Commercial Officer and Director	October 19, 2018

/s/ W. Brett Smith W. Brett Smith	Director	October 19, 2018

/s/ David K. Skidmore David K. Skidmore	Director	October 19, 2018

/s/ William P. Williams William P. Williams	Director	October 19, 2018